Exhibit 10.1
                                                                  ------------












                           RECEIVABLES SALE AGREEMENT

                           DATED AS OF APRIL 9, 2002




                                     AMONG




                             MEREDITH CORPORATION,
                          AS SOLE INITIAL ORIGINATOR




                                       AND




                         MEREDITH FUNDING CORPORATION,
                                   AS BUYER




















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                               TABLE OF CONTENTS



                                                                       PAGE
                                                                       ----
     ARTICLE I. AMOUNTS AND TERMS......................................  2
        Section 1.1  Purchase of Receivables...........................  2
        Section 1.2  Payment for the Purchases.........................  3
        Section 1.3  Purchase Price Credit Adjustments.................  5
        Section 1.4  Payments and Computations, Etc....................  5
        Section 1.5  Transfer of Records...............................  5
        Section 1.6  Characterization..................................  6

     ARTICLE II. REPRESENTATIONS AND WARRANTIES........................  7
        Section 2.1  Representations and Warranties of Originators.....  7

     ARTICLE III. CONDITIONS OF PURCHASE............................... 11
        Section 3.1  Conditions Precedent to Initial Purchase.......... 11
        Section 3.2  Conditions Precedent to Subsequent Payments....... 11
        Section 3.3  Reaffirmation of Representations and Warranties... 12

     ARTICLE IV. COVENANTS............................................. 12
        Section 4.1  Affirmative Covenants of Originators.............. 12
        Section 4.2  Negative Covenants of Originators................. 17

     ARTICLE V. TERMINATION EVENTS..................................... 18
        Section 5.1  Termination Events................................ 18
        Section 5.2  Remedies.......................................... 20

     ARTICLE VI. INDEMNIFICATION....................................... 21
        Section 6.1  Indemnities by Originators........................ 21
        Section 6.2  Other Costs and Expenses.......................... 23

     ARTICLE VII. MISCELLANEOUS........................................ 23
        Section 7.1  Waivers and Amendments............................ 23
        Section 7.2  Notices........................................... 24
        Section 7.3  Joinder and Termination of Originators............ 24
        Section 7.4  Protection of Ownership Interests of Buyer........ 25
        Section 7.5  Confidentiality................................... 25
        Section 7.6  Bankruptcy Petition............................... 27
        Section 7.7  CHOICE OF LAW..................................... 27
        Section 7.8  CONSENT TO JURISDICTION........................... 27
        Section 7.9  WAIVER OF JURY TRIAL.............................. 27
        Section 7.10 Integration; Binding Effect; Survival of Terms.... 28
        Section 7.11 Counterparts; Severability; Section References.... 28








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EXHIBITS AND SCHEDULES
----------------------

(Exhibits and Schedules to this loan agreement are not included in this filing.)


Exhibit I        Definitions
Exhibit II Principal Places of Business; Locations of Records; Federal Employer Identification Numbers; Organizational Identification Numbers; Other Names
Exhibit III      Lock-Boxes; Collection Accounts; Collection Banks
Exhibit IV       Form of Compliance Certificate
Exhibit V        Credit and Collection Policy of each Originator
Exhibit VI       Form of Subordinated Note
Exhibit VII      Form of Performance Undertaking
Exhibit VIII     Form of Joinder Agreement
Exhibit IX       Form of Termination Agreement


Schedule A       List of Documents to Be Delivered to Buyer Prior to the
                 Initial Purchase
Schedule B       List of Excluded Receivables



RECEIVABLES SALE AGREEMENT
--------------------------
THIS RECEIVABLES SALE AGREEMENT, dated as of April 9, 2002, is by and among Meredith Corporation, an Iowa corporation ("Meredith"), (the foregoing, together with each Subsidiary of Meredith that hereafter executes a Joinder Agreement, an "Originator" and collectively, the "Originators"), and Meredith Funding Corporation, a Delaware corporation ("Buyer"). Unless defined elsewhere herein, capitalized terms used in this Agreement shall have the meanings assigned to such terms in Exhibit I hereto (or, if not defined in Exhibit I hereto, the meanings assigned to such terms in Exhibit I to the Purchase Agreement hereinafter defined).
PRELIMINARY STATEMENTS

Each of the Originators now owns, and from time to time hereafter will own, Receivables. Each of the Originators wishes to sell and assign to Buyer, and Buyer wishes to purchase from such Originator, all of such Originator's right, title and interest in and to its Receivables, together with the Related Security and Collections with respect thereto.
Each of the Originators and Buyer intends the transactions contemplated hereby to be true sales of the Receivables from such Originator to Buyer, providing Buyer with the full benefits of ownership of the Receivables originated by such Originator, and none of the Originators or Buyer intends these transactions to be, or for any purpose to be characterized as, loans from Buyer to an Originator.







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Buyer will sell undivided interests in the Receivables and in the associated
Related Security and Collections pursuant to that certain Receivables Purchase Agreement dated as of April 9, 2002 (as the same may from time to time hereafter be amended, supplemented, restated or otherwise modified, the "Purchase Agreement") among Buyer, Meredith, as initial Servicer, Falcon Asset Securitization Corporation ("Conduit"), the financial institutions from time to time party thereto as "Financial Institutions" and Bank One, NA (Main Office Chicago) or any successor agent appointed pursuant to the terms of the Purchase Agreement, as agent for Conduit and such Financial Institutions (in such capacity, the "Agent").

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:


                                   ARTICLE I.
                                   ----------

                               AMOUNTS AND TERMS


Purchase of Receivables.

     (a) In consideration for the Purchase Price and upon the terms and subject to the conditions set forth herein, (i) effective on its Closing Date, each Originator does hereby sell, assign, transfer, set-over and otherwise convey to Buyer, without recourse (except to the extent expressly provided herein), and Buyer does hereby purchase from each Originator, all of such Originator's right, title and interest in and to all Receivables originated by it and existing as of the close of business on the Business Day immediately prior to its Closing Date, together, in each case, with all Related Security relating thereto and all Collections thereof and (ii) from and after its Closing Date, each Originator hereby agrees to sell, assign, transfer, set-over and otherwise convey to Buyer, without recourse (except to the extent expressly provided herein), and Buyer hereby agrees to purchase from each Originator, all of such Originator's right, title and interest in and to all Receivables originated by it from and after its Closing Date, together, in each case, with all Related Security relating thereto and all Collections thereof. In accordance with the preceding sentence, Buyer shall acquire all of each Originator's right, title and interest in and to all Receivables originated by it and existing as of the close of business on the Business Day immediately prior to its Closing Date and thereafter arising through and including its Termination Date, together with all Related Security relating thereto and all Collections thereof, and Buyer shall be obligated to pay the Purchase Price for each Receivable, its Related Security and Collections in accordance with
Section 1.2. In connection with the payment of the Purchase Price for any Receivables purchased hereunder, Buyer may request that the applicable Originator deliver, and such Originator shall deliver, such opinions or documents as Buyer may reasonably request in accordance with Section 3.2.

     (b) It is the intention of the parties hereto that each Purchase of Receivables made hereunder shall constitute a sale of "accounts" or "payment intangibles" (as each such term is used in Article 9 of the UCC), which sale is absolute and irrevocable and provides Buyer with the full benefits of ownership

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of the Receivables.  Except for the Purchase Price Credits owed pursuant to
Section 1.3, the sales of Receivables hereunder are made without recourse to the Originators; provided, however, that (i) each Originator shall be liable to Buyer for all representations, warranties and covenants made by such Originator pursuant to the terms of the Transaction Documents to which such Originator is a party, and (ii) such sales do not constitute and are not intended to result in an assumption by Buyer or any assignee thereof of any obligation of the applicable Originator or any other Person arising in connection with the Receivables, the related Contracts and/or other Related Security or any other obligations of such Originator. In view of the intention of the parties hereto that each Purchase of Receivables made hereunder shall constitute a sale of such Receivables rather than loans secured thereby, each Originator agrees that it will, on or prior to its Closing Date and in accordance with Section 4.1(e)(ii), mark its master data processing records relating to the Receivables with a legend acceptable to Buyer and to the Agent (as Buyer's assignee), evidencing that Buyer has purchased such Receivables as provided in this Agreement; provided that Meredith shall have 30 days from the date hereof to mark the data processing records related to Receivables arising from the sale of advertising on television stations, and agrees to note in its financial statements that its Receivables have been sold to Buyer. Upon the request of Buyer or the Agent (as Buyer's assignee), each Originator will execute and file such financing or continuation statements, or amendments thereto or assignments thereof, and such other instruments or notices, as may be necessary or appropriate to perfect and maintain the perfection of Buyer's ownership interest in the Receivables originated by such Originator and the Related Security and Collections with respect thereto, or as Buyer or the Agent (as Buyer's assignee) may reasonably request.


Section 1.2  Payment for the Purchases.

     (a) The Purchase Price for the Purchase of Receivables originated by each Originator that are in existence on the close of business on the Business Day immediately preceding its Closing Date (the "Initial Cutoff Date") shall be payable in full by Buyer to such Originator on its Closing Date, and shall be paid to such Originator in the following manner:

          (i) by delivery of immediately available funds, to the extent of funds made available to Buyer in connection with its subsequent sale of an interest in such Receivables to the Purchasers under the Purchase Agreement; provided that a portion of such funds shall be offset by amounts owed by Meredith to Buyer on account of the issuance of equity having a total value of not less than the Required Capital Amount, and

          (ii) the balance, by delivery of the proceeds of a subordinated revolving loan from such Originator to Buyer (a "Subordinated Loan") in an amount not to exceed the least of (A) the remaining unpaid portion of such Purchase Price and (B) the maximum Subordinated Loan that could be borrowed without rendering Buyer's Net Worth less than the Required Capital Amount.

Each Receivable coming into existence after the Initial Cutoff Date shall be sold to the Buyer on the Business Day occurring immediately after the day such Receivable is originated and the Purchase Price for such Receivable shall be due and owing in full by Buyer to the applicable Originator on such Business Day (except that Buyer may, with respect to any such Purchase Price, offset

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against such Purchase Price any amounts owed by such Originator to Buyer hereunder and which have become due but remain unpaid) and shall be paid to such Originator in the manner provided in the following paragraphs (b), (c) and
(d).

     (b) With respect to any Receivables sold hereunder after the Initial Cutoff Date, on the first Business Day after such Receivable is originated, such Receivable shall be sold to Buyer, and on such date of purchase, Buyer shall pay the Purchase Price therefor to the applicable Originator in the following manner:

     - first, by delivery of immediately available funds, to the extent of funds available to Buyer from its subsequent sale of an interest in the Receivables to the Agent for the benefit of the Purchasers under the Purchase Agreement, or other cash on hand; and/or

     - second, by delivery of the proceeds of a Subordinated Loan, provided that the making of any such Subordinated Loan shall be subject to the provisions set forth in Section 1.2(a)(ii); and/or

     - third, solely in the case of Receivables originated by Meredith, by accepting such Receivables as a contribution to Buyer's capital; provided that no such capital contribution shall be made from and after the date on which Meredith notifies Buyer in writing that it has designated a date as Meredith's Termination Date.

Subject to the limitations set forth in Section 1.2(a)(ii), each Originator irrevocably agrees to advance each Subordinated Loan requested by Buyer on or prior to such Originator's Termination Date. The Subordinated Loans shall be evidenced by, and shall be payable in accordance with the terms and provisions of such Originator's Subordinated Note and shall be payable solely from funds which Buyer is not required under the Purchase Agreement to set aside for the benefit of, or otherwise pay over to, the Agent or the Purchasers. Such Originator is hereby authorized by Buyer to endorse on the schedule attached to its Subordinated Note an appropriate notation evidencing the date and amount of each advance thereunder, as well as the date of each payment with respect thereto, provided that the failure to make such notation shall not affect any obligation of the Buyer thereunder.

     (c) From and after its Termination Date, each Originator shall not be obligated to (but may, at its option) sell its Receivables to Buyer unless such Originator reasonably determines that the Purchase Price therefor will be satisfied with funds available to Buyer from sales of interests in the Receivables pursuant to the Purchase Agreement, Collections, proceeds of Subordinated Loans, other cash on hand or otherwise.

     (d) Although the Purchase Price for each Receivable coming into existence after the Initial Cutoff Date shall be paid in full by Buyer to the applicable Originator on the date such Receivable is purchased, a precise reconciliation of the Purchase Price between Buyer and such Originator shall be effected on a monthly basis on Settlement Dates with respect to all Receivables sold during the same Calculation Period most recently ended prior to such Settlement Date and based on the information contained in the Monthly Report delivered by the Servicer pursuant to Article VIII of the Purchase Agreement for such Calculation Period. Although such reconciliation shall be effected on Settlement Dates, increases or decreases in the amount owing under the

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applicable Subordinated Note made pursuant to Section 1.2(b) and any contribution of capital by Meredith to Buyer made pursuant to Section 1.2(b) shall be deemed to have occurred and shall be effective as of the date that the Purchase Price is paid. On each Settlement Date, each Originator shall determine the net increase or the net reduction in the outstanding principal amount of its Subordinated Note occuring during the immediately preceding Calculation Period and shall account for such net increase or net reduction in its books and records. Each Originator hereby agrees that within three (3) Business Days after the Buyer so requests, such Originator will provide the Buyer with a current report of daily sales giving rise to Receivables purchased hereunder and a current daily report of Collections received.

     (e) Each contribution of a Receivable by Meredith to Buyer shall be deemed to be a Purchase of such Receivable by the Buyer for all purposes of this Agreement. Buyer hereby acknowledges that Meredith shall have no obligations to make further capital contributions to Buyer, in respect of Meredith's equity interest in the Buyer or otherwise, in order to provide funds to pay the Purchase Price to Meredith under this Agreement or for any other reason.


Section 1.3  Purchase Price Credit Adjustments.

If on any day, an Originator is deemed to have received a Deemed Collection with respect to any Receivable sold by it to Buyer hereunder, then, in such event, Buyer shall be entitled to a credit (each, a "Purchase Price Credit") against the Purchase Price otherwise payable to such Originator hereunder in an amount equal to such Deemed Collection. If such Purchase Price Credit exceeds the Purchase Price for the Receivables sold on such day, then the applicable Originator shall pay the remaining amount of such Purchase Price Credit in cash within 5 Business Days thereafter; provided that if such Originator's Termination Date has not occurred, such Originator shall be allowed to deduct the remaining amount of such Purchase Price Credit from any indebtedness owed to it under its Subordinated Note to the extent permitted thereunder.


Section 1.4  Payments and Computations, Etc.

All amounts to be paid or deposited by Buyer hereunder shall be paid or deposited in accordance with the terms hereof on the day when due in immediately available funds to the account of the applicable Originator designated from time to time by such Originator or as otherwise directed by such Originator. In the event that any payment owed by any Person hereunder becomes due on a day that is not a Business Day, then such payment shall be made on the next succeeding Business Day. If any Person fails to pay any amount hereunder when due, such Person agrees to pay, on demand, the Default Fee in respect thereof until paid in full; provided, however, that such Default Fee shall not at any time exceed the maximum rate permitted by applicable law.


Section 1.5  Transfer of Records.

     (a) In connection with each Purchase of a Receivable from an Originator hereunder, such Originator hereby sells, transfers, assigns and otherwise conveys to Buyer all of such Originator's right and title to and interest in the Records relating to such Receivable without the need for any further

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documentation in connection with such Purchase.  In connection with such transfer, such Originator hereby grants to each of Buyer, the Agent and the Servicer an irrevocable, non-exclusive license to use, without royalty or payment of any kind, all software used by such Originator to account for the Receivables originated or serviced by such Originator, to the extent necessary to administer such Receivables, whether such software is owned by such Originator or is owned by others and used by such Originator under license agreements with respect thereto, provided that should the consent of any licensor of such software be required for the grant of the license described herein, to be effective, such Originator hereby agrees that upon the request of Buyer (or Buyer's assignee), such Originator will use its reasonable efforts to obtain the consent of such third-party licensor. The license granted hereby shall be irrevocable until the indefeasible payment in full of the Aggregate Unpaids, and shall terminate on the date this Agreement terminates in accordance with its terms.

     (b) Each Originator (i) shall take such action requested by Buyer and/or the Agent (as Buyer's assignee), from time to time hereafter, that may be necessary or appropriate to ensure that Buyer and its assigns under the Purchase Agreement have an enforceable ownership interest in the Records relating to the Receivables purchased from such Originator hereunder, and (ii) shall, at the request of Buyer and/or the Agent (as Buyer's assignee) use its reasonable efforts to ensure that Buyer, the Agent and the Servicer each has an enforceable right (whether by license or sublicense or otherwise) to use all of the computer software used to account for such Receivables and/or to recreate such Records.


Section 1.6  Characterization.

If, notwithstanding the intention of the parties expressed in Section 1.1(b), any sale or contribution by an Originator to Buyer of Receivables hereunder shall be characterized as a secured loan and not a sale, or such sale shall for any reason be ineffective or unenforceable, then this Agreement shall be deemed to constitute a security agreement under the UCC and other applicable law. For this purpose and without being in derogation of the parties' intention that each sale of Receivables hereunder shall constitute a true sale thereof, each Originator hereby grants to Buyer a valid and perfected security interest in all of such Originator's right, title and interest, now owned or hereafter acquired, in, to and under all Receivables now existing and hereafter arising, and in all Collections and Related Security with respect thereto, each Lock-Box and Collection Account, all other rights and payments relating to the Receivables and all proceeds of the foregoing to secure the prompt and complete payment of a loan deemed to have been made in an amount equal to the Purchase Price of the Receivables originated by such Originator together with all other obligations of such Originator hereunder, which security interest shall be prior to all other Adverse Claims thereto. Buyer and its assigns shall have, in addition to the rights and remedies which they may have under this Agreement, all other rights and remedies provided to a secured creditor under the UCC and other applicable law, which rights and remedies shall be cumulative. Each Originator hereby authorizes Buyer (or any of its assigns), within the meaning of Section 9-509 of any applicable enactment of the UCC, as secured party, to file, without the signature of the debtor, the UCC financing statements contemplated hereby.



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     (b)  Each Originator acknowledges that Buyer, pursuant to the Purchase
Agreement, shall assign to the Agent, for the benefit of the Agent and the Purchasers thereunder, all of its rights, remedies, powers and privileges under this Agreement and that the Agent may further assign such rights, remedies, powers and privileges to the extent permitted in the Purchase Agreement. Each Originator agrees that the Agent, as the assignee of the Seller, shall, subject to the terms of the Purchase Agreement, have the right to enforce this Agreement and to exercise directly all of Buyer's rights and remedies under this Agreement (including, without limitation, the right to give or withhold any consents or approvals of Buyer to be given or withheld hereunder, and, in any case, without regard to whether specific reference is made to Buyer's assigns in the provisions of this Agreement which set forth such rights and remedies) and each Originator agrees to cooperate fully with the Agent and the Purchasers in the exercise of such rights and remedies. Each Originator further agrees to give to the Agent copies of all notices it is required to give to Buyer hereunder.


                                  ARTICLE II.
                                  -----------

                        REPRESENTATIONS AND WARRANTIES


Section 2.1  Representations and Warranties of Originators.

Each Originator hereby represents and warrants to Buyer, as to such Originator and the Receivables originated by it, that, as of the date of each Purchase:

     (a) Corporate Existence and Power. Such Originator is a corporation duly organized, validly existing and in good standing under the laws of the state mentioned after its name in the preamble to this Agreement, and is duly qualified to do business and is in good standing as a foreign corporation, and has and holds all corporate power and all governmental licenses, authorizations, consents and approvals required to carry on its business in each jurisdiction in which its business is conducted except where the failure to so qualify or so hold could not reasonably be expected to have a Material Adverse Effect.

     (b) Power and Authority; Due Authorization, Execution and Delivery. The execution and delivery by such Originator of this Agreement and each other Transaction Document to which it is a party, and the performance of its obligations hereunder and thereunder and such Originator's use of the proceeds of each Purchase made from it hereunder, are within its corporate powers and authority and have been duly authorized by all necessary corporate action on its part. This Agreement and each other Transaction Document to which such Originator is a party has been duly executed and delivered by such Originator.

     (c) No Conflict; No Bulk Sale. The execution and delivery by such Originator of this Agreement and each other Transaction Document to which it is a party, and the performance of its obligations hereunder and thereunder do not contravene or violate (i) its certificate or articles of incorporation or by-laws or any shareholder agreements, voting trusts, and similar arrangements applicable to any of its authorized shares, (ii) any law, rule or regulation applicable to it, (iii) any restrictions under any agreement, contract or instrument to which it is a party or by which it or any of its property is

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bound, or (iv) any order, writ, judgment, award, injunction or decree binding on or affecting it or its property, and do not result in the creation or imposition of any Adverse Claim on assets of such Originator or its Subsidiaries (except as created hereunder) except, in any case, where such contravention or violation could not reasonably be expected to have a Material Adverse Effect. No transaction contemplated hereby with respect to such Originator requires compliance with any bulk sales act or similar law.

     (d) Governmental Authorization. Other than the filing of the financing statements required hereunder, no authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution and delivery by such Originator of this Agreement and each other Transaction Document to which it is a party and the performance of its obligations hereunder and thereunder.

     (e) Actions, Suits. Except as disclosed in Meredith's reports on SEC Form 10-K or 10-Q, there are no actions, suits or proceedings pending, or to the best of such Originator's knowledge, threatened, against or affecting such Originator, or any of its properties, in or before any court, arbitrator or other body, that could reasonably be expected to have a Material Adverse Effect. Such Originator is not in default with respect to any order of any court, arbitrator or governmental body.

     (f) Binding Effect. This Agreement and each other Transaction Document to which such Originator is a party constitute the legal, valid and binding obligations of such Originator enforceable against such Originator in accordance with their respective terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors' rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

     (g) Accuracy of Information. All information heretofore furnished by such Originator or any of its Affiliates to Buyer (or its assigns) for purposes of or in connection with this Agreement, any of the other Transaction Documents or any transaction contemplated hereby or thereby is, and all such information hereafter furnished by such Originator or any of its Affiliates to Buyer (or its assigns) will be, true and accurate in every material respect on the date such information is stated or certified and will not, on the date such information is stated or certified, be otherwise misleading in light of the circumstances under which such information is so furnished.

     (h) Use of Proceeds. No proceeds of any Purchase from such Originator hereunder will be used (i) for a purpose that violates, or would be inconsistent with, Regulation T, U or X promulgated by the Board of Governors of the Federal Reserve System from time to time or (ii) to acquire any security in any transaction (other than any repurchase by Meredith of any class of its own stock) which is subject to Section 12, 13 or 14 of the Securities Exchange Act of 1934, as amended.

     (i) Good Title. Immediately prior to each Purchase from such Originator hereunder, such Originator (i) is the legal and beneficial owner of the Receivables which are to be the subject of such Purchase and (ii) is the legal and beneficial owner of the Related Security with respect thereto or possesses a valid and perfected security interest therein, in each case, free and clear of any Adverse Claim, except as created by the Transaction Documents.

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     (j)  Perfection.  This Agreement, together with the filing of the financing statements contemplated hereby, is effective to transfer to Buyer (and Buyer shall acquire from such Originator) (i) legal and equitable title to, with the right to sell and encumber each Receivable originated by such Originator, whether now existing or hereafter arising, together with the Collections with respect thereto, and (ii) all of such Originator's right, title and interest in the Related Security associated with each such Receivable, in each case, free and clear of any Adverse Claim, except as created by the Transaction Documents. There have been duly filed (or delivered to the Agent (as Buyer's assignee) in form suitable for filing) all financing statements or other similar instruments or documents necessary under the UCC (or any comparable law) of all appropriate jurisdictions to perfect Buyer's ownership interest in the Receivables originated by such Originator, the Related Security and the Collections.

     (k) Places of Business and Locations of Records. The principal places of business and chief executive office of such Originator and the offices where it keeps all of its Records are located at the address(es) listed on Exhibit II or such other locations of which Buyer has been notified in accordance with
Section 4.2(a) in jurisdictions where all action required by Section 4.2(a) has been taken and completed. Such Originator's Federal Employer Identification Number and organizational identification number are correctly set forth on
Exhibit II.

     (l) Collections. Within 30 days of the date hereof (or, in the case of any Collections which are deposited in an account at Bank of America, N.A., within 90 days after the date hereof), the conditions and requirements set forth in Section 4.1(j) have at all times been satisfied and duly performed. The names and addresses of all Collection Banks, together with the account numbers of the Collection Accounts of such Originator at each Collection Bank and the post office box number of each Lock-Box, are listed on Exhibit III. Such Originator has not granted any Person, other than Buyer (and its assigns) dominion and control of any Lock-Box or Collection Account, or the right to take dominion and control of any such Lock-Box or Collection Account at a future time or upon the occurrence of a future event.

     (m) Material Adverse Effect. Since December 31, 2001, no event has occurred that would have a material adverse effect on (i) the ability of such Originator to perform its obligations under this Agreement, or (ii) the collectibility of the Receivables originated by such Originator generally or any material portion of such Receivables.

     (n) Names. In the past five (5) years, such Originator has not used any corporate names, trade names or assumed names other than the name in which it has executed this Agreement and as listed on Exhibit II.

     (o) Ownership of Originators. Meredith owns, directly or indirectly, 100% of the issued and outstanding shares of capital stock of such Originator (other than Meredith), free and clear of any Adverse Claim. Such capital stock is validly issued, fully paid and nonassessable, and there are no options, warrants or other rights to acquire securities of such Originator (other than Meredith).

     (p) Not a Holding Company or an Investment Company. Such Originator is not a "holding company" or a "subsidiary holding company" of a "holding company" within the meaning of the Public Utility Holding Company Act of 1935,

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as amended, or any successor statute.  Such Originator is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or any successor statute.

     (q) Compliance with Law. Such Originator has complied in all respects with all applicable laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject, except where the failure to so comply could not reasonably be expected to have a Material Adverse Effect. Each Receivable originated by such Originator, together with the Contract related thereto, does not contravene any laws, rules or regulations applicable thereto (including, without limitation, laws, rules and regulations relating to truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy), and no part of such Contract is in violation of any such law, rule or regulation, except where such contravention or violation could not reasonably be expected to have a Material Adverse Effect.

     (r) Compliance with Credit and Collection Policy. Such Originator has complied in all material respects with its Credit and Collection Policy with regard to each Receivable originated by it and the related Contract, and has not made any material change to such Credit and Collection Policy, other than as permitted by Section 4.2(c) and in compliance with the notification requirements in Section 4.1(a)(vii).

     (s) Payments to such Originator. With respect to each Receivable transferred hereunder by such Originator to Buyer, the Purchase Price received by such Originator constitutes reasonably equivalent value in consideration therefor and such transfer was not made for or on account of an antecedent debt.

     (t) Enforceability of Contracts. Each Contract with respect to each Receivable originated by such Originator is effective to create, and has created, a legal, valid and binding obligation of the related Obligor to pay the Outstanding Balance of the Receivable created thereunder and any accrued interest thereon, enforceable against the Obligor in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors' rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

     (u) Nature of Receivables. Each Receivable originated by such Originator is an "account" or a "payment intangible" under and as defined in the UCC of all applicable jurisdictions.

     (v) Accounting. The manner in which such Originator accounts for the transactions contemplated by this Agreement does not jeopardize the true sale analysis.

     (w) Purpose. Such Originator has determined that, from a business viewpoint, its sales of Receivables to Buyer and the other transactions contemplated herein and in the Purchase Agreement are in the best interests of such Originator.

                                  ARTICLE III.
                                  ------------

                             CONDITIONS OF PURCHASE


Section 3.1  Conditions Precedent to Initial Purchase.

The initial Purchase from each Originator under this Agreement is subject to the conditions precedent that (a) Buyer shall have received on or before the date of such Purchase those documents listed on Schedule A and (b) all of the conditions to the initial purchase under the Purchase Agreement shall have been satisfied or waived in accordance with the terms thereof.


Section 3.2  Conditions Precedent to Subsequent Payments.

Buyer's obligation to pay each Originator for Receivables coming into existence after the Initial Cutoff Date shall be subject to the further conditions precedent that: (a) the Facility Termination Date shall not have occurred; (b) Buyer (or its assigns) shall have received such other opinions or documents as it may reasonably request pursuant to Section 6.2 of the Purchase Agreement, and (c) on the date such Receivable came into existence, the following statements shall be true (and acceptance of the proceeds of any payment for such Receivable shall be deemed a representation and warranty by such Originator that such statements are then true):

          (i) the representations and warranties of such Originator set forth in Article II are true and correct on and as of the date such Receivable came into existence as though made on and as of such date;




          (ii) no event has occurred and is continuing that will constitute a Termination Event with respect to such Originator or, from and after the time the Performance Undertaking has been delivered, Performance Guarantor; and

          (iii) the Performance Undertaking remains in full force and effect from and after the time, if any, when it is required to be delivered.


Section 3.3  Reaffirmation of Representations and Warranties.

Each Originator, by accepting the Purchase Price related to each Purchase of such Originator's Receivables and Related Security, shall be deemed to have certified that the representations and warranties of such Originator contained in Article II are true and correct as to such Originator on and as of the date of such Purchase, with the same effect as though made on and as of such day, and that each of the applicable conditions precedent set forth in this Article III has been satisfied as of the date of such purchase.

                                  ARTICLE IV.
                                  -----------

                                  COVENANTS


Section 4.1  Affirmative Covenants of Originators.

Until the date on which this Agreement terminates in accordance with its terms, each Originator hereby covenants as set forth below:

     (a) Financial Reporting. Such Originator will maintain, for itself and each of its Subsidiaries, a system of accounting established and administered in accordance with GAAP, and furnish to Buyer (or its assigns):

          (i) Annual Reporting. Within 90 days after the close of each of Meredith's respective fiscal years, audited, unqualified financial statements (which shall include consolidated balance sheets, statements of income and retained earnings and a statement of cash flows) for Meredith and its consolidated Subsidiaries for such fiscal year certified in a manner acceptable to Buyer (or its assigns) by a nationally recognized independent public accounting firm; provided that Meredith's delivery to the Buyer of its filing with the SEC of SEC Form 10-K for each fiscal year shall satisfy the requirements of this Section 4.1(a)(i) for each Originator.

          (ii) Quarterly Reporting. Within 45 days after the close of the first three (3) quarterly periods of each of Meredith's respective fiscal years, consolidated balance sheets of Meredith and its consolidated Subsidiaries as at the close of each such period and statements of income and retained earnings and a statement of cash flows for Meredith and its consolidated Subsidiaries for the period from the beginning of such fiscal year to the end of such quarter, all certified by Meredith's chief financial officer; provided that Meredith's delivery to the Buyer of its filing with the SEC of SEC Form 10-Q for the first three quarters of each fiscal year shall satisfy the requirements of this Section 4.1(a)(ii) for each Originator.

          (iii) Compliance Certificate. Together with the financial statements required hereunder, a compliance certificate in substantially the form of Exhibit IV signed by an Authorized Officer of Meredith and dated the date of such annual financial statement or such quarterly financial statement, as the case may be.

          (iv) Shareholders Statements and Reports. Promptly upon the furnishing thereof to the shareholders of Meredith, copies of all financial statements, reports and proxy statements so furnished.

          (v) SEC Filings. Promptly upon the filing thereof, copies of all registration statements and annual, quarterly, monthly or other regular reports (other than SEC Forms 10-K and 10-Q filed by Meredith and delivered in accordance with Sections 4.1(a)(i) and (ii) and other than SEC Forms 3, 4 or 5) which Meredith or any of its Subsidiaries files with the SEC.

          (vi) Copies of Notices. Promptly upon its receipt of any notice, request for consent, financial statements, certification, report or other communication under or in connection with any Transaction Document from any Person other than Buyer, the Agent or Conduit, copies of the same.

          (vii) Change in Credit and Collection Policy. At least thirty (30) days prior to the effectiveness of any material change in or material amendment to such Originator's Credit and Collection Policy, a copy of its Credit and Collection Policy then in effect and a notice (A) indicating such change or amendment, and (B) if such proposed change or amendment would be reasonably likely to adversely affect the collectibility of the Receivables originated by such Originator or decrease the credit quality of any newly created Receivables, requesting Buyer's consent thereto.

          (viii) Other Information. Promptly, from time to time, such other information, documents, records or reports relating to the Receivables or the condition or operations, financial or otherwise, of such Originator as Buyer (or its assigns) may from time to time reasonably request in order to protect the interests of Buyer (and its assigns) under or as contemplated by this Agreement.

     (b) Notices. Such Originator will notify the Buyer (or its assigns) in writing of any of the following promptly upon an Authorized Officer learning of the occurrence thereof, describing the same and, if applicable, the steps being taken with respect thereto:

          (i) Termination Events or Potential Termination Events. The occurrence of each Termination Event and each Potential Termination Event, by a statement of an Authorized Officer of such Originator.

          (ii) Judgment and Proceedings. (1) The entry of any judgment or decree against an Originator or any of its Subsidiaries if the aggregate amount of all judgments and decrees then outstanding against the Originators and their Subsidiaries exceeds $10,000,000 after deducting
     (a) the amount with respect to which the applicable Originator or Subsidiary is insured and with respect to which the insurer has assumed responsibility in writing, and (b) the amount for which the applicable Originator or Subsidiary is otherwise indemnified if the terms of such indemnification are satisfactory to Buyer (or its assigns), and (2) the institution of any litigation, arbitration proceeding or governmental proceeding against an Originator which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.


          (iii) Material Adverse Effect. The occurrence of any event or condition that has had, or could reasonably be expected to have, a Material Adverse Effect.

          (iv) Defaults Under Other Agreements. The occurrence of a default or an event of default under any other financing arrangement pursuant to which such Originator is a debtor or an obligor.

     (c) Compliance with Laws and Preservation of Corporate Existence. Such Originator will comply in all respects with all applicable laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject, except where the failure to so comply could not reasonably be expected to have a Material Adverse Effect. Such Originator will preserve and maintain its corporate existence, rights, franchises and privileges in the jurisdiction of its incorporation, and qualify and remain qualified in good standing as a foreign corporation in each jurisdiction where its business is conducted, except where the failure to so qualify or remain in good standing could not reasonably be expected to have a Material Adverse Effect.

     (d) Audits. Such Originator will furnish to Buyer (or its assigns) from time to time such information with respect to it and the Receivables originated or serviced by it as Buyer (or its assigns) may reasonably request. Such Originator will, from time to time during regular business hours as requested by Buyer (or its assigns), upon reasonable notice and at the sole cost of such Originator, permit Buyer (or its assigns) or their respective agents or representatives: (i) to examine and make copies of and abstracts from all Records in the possession or under the control of such Originator relating to such Receivables and the Related Security, including, without limitation, the related Contracts, and (ii) to visit the offices and properties of such Originator for the purpose of examining such materials described in clause (i) above, and to discuss matters relating to such Originator's financial condition or such Receivables and the Related Security or such Originator's performance under any of the Transaction Documents or such Originator's performance under the Contracts and, in each case, with any of the officers or employees of such Originator having knowledge of such matters; provided, however, that, prior to the occurrence and continuance of a Termination Event with respect to a Material Originator, no Originator shall be required to pay the costs of any such audit if one audit has been performed at Meredith's office in Des Moines, Iowa in any one fiscal year.

     (e)  Keeping and Marking of Records and Books.

          (i) Such Originator will maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing Receivables originated by it in the event of the destruction of the originals thereof), and keep and maintain all documents, books, records and other information reasonably necessary or advisable for the collection of all such Receivables (including, without limitation, records adequate to permit the immediate identification of each such new Receivable and all Collections of and adjustments to each such existing Receivable). Such Originator will give Buyer (or its assigns) notice of any material change in the administrative and operating procedures referred to in the previous sentence other than a change in the type of software used by such Originator.

          (ii) Such Originator will: upon the request of Buyer (or its assigns) following the occurrence of a Termination Event with respect to such Originator or an "Amortization Event" under and as defined in the Purchase Agreement: (x) mark each Contract with a legend describing Buyer's ownership interests in such Receivables and further describing the Purchaser Interests of the Agent (on behalf of the Purchasers) and (y) deliver to Buyer (or its assigns) all Contracts (including, without limitation, all multiple originals of any such Contract that constitutes an instrument, a certificated security or chattel paper under the UCC) relating to such Receivables.

     (f) Compliance with Contracts and Credit and Collection Policy. Such Originator will timely and fully (i) perform and comply with all provisions, covenants and other promises required to be observed by it under the Contracts related to the Receivables originated or serviced by it, and (ii) comply in all material respects with its Credit and Collection Policy in regard to each such Receivable and the related Contract.

     (g) Ownership. Such Originator will take all necessary action to establish and maintain, irrevocably in Buyer, (i) legal and equitable title to the Receivables originated by such Originator and the associated Collections and (ii) all of such Originator's right, title and interest in the Related Security associated with such Receivables, in each case, free and clear of any Adverse Claims other than Adverse Claims in favor of Buyer (and its assigns) (including, without limitation, the filing of all financing statements or other similar instruments or documents necessary under the UCC (or any comparable law) of all appropriate jurisdictions to perfect Buyer's interest in such Receivables, Related Security and Collections and such other action to perfect, protect or more fully evidence the interest of Buyer as Buyer (or its assigns) may reasonably request).

     (h) Purchasers' Reliance. Such Originator acknowledges that the Agent and the Purchasers are entering into the transactions contemplated by the Purchase Agreement in reliance upon Buyer's identity as a legal entity that is separate from such Originator and any Affiliates thereof. Therefore, from and after the date of execution and delivery of this Agreement, such Originator will take all reasonable steps including, without limitation, all steps that Buyer or any assignee of Buyer may from time to time reasonably request to maintain Buyer's identity as a separate legal entity and to make it manifest to third parties that Buyer is an entity with assets and liabilities distinct from those of such Originator and any Affiliates thereof and not just a division of such Originator or any such Affiliate. Without limiting the generality of the foregoing and in addition to the other covenants set forth herein, such Originator (i) will not hold itself out to third parties as liable for the debts of Buyer nor purport to own the Receivables and other assets acquired by Buyer, (ii) will take all other actions necessary on its part to ensure that Buyer is at all times in compliance with the covenants set forth in Section 7.1(i) of the Purchase Agreement and (iii) will cause all tax liabilities arising in connection with the transactions contemplated herein or otherwise to be allocated between such Originator and Buyer on an arm's-length basis and in a manner consistent with the procedures set forth in U.S. Treasury Regulations sections 1.1502-33(d) and 1.1552-1.

     (i) Collections. Within 30 days after its Closing Date, such Originator shall direct all Obligors to make payments of such Originator's Receivables directly to a Lock-Box or Collection Account that is the subject of a Collection Account Agreement at a Collection Bank; provided that with respect to any Obligor which, as of the date hereof, is making payments to a Collection Account at Bank of America, N.A., such Originator shall direct such Obligor to make payments of Collections directly to a Lock-Box or Collection Account that is subject to a Collection Account Agreement within 90 days after the date hereof. If, notwithstanding the foregoing, any Obligor makes payment to such Originator, such Originator further agrees to remit any Collections (including any security deposits applied to the Outstanding Balance of any Receivable) that it receives on such Receivables directly to a Collection Bank for deposit into a Collection Account within two (2) Business Days after receipt thereof, and agrees that all such Collections shall be deemed to be received in trust for Buyer and its assigns; provided that, to the extent permitted pursuant to
Section 1.2, such Originator may retain such Collections as a portion of the

Purchase Price then payable to or apply such Collections to the reduction of the outstanding balance of its Subordinated Note.

     (j) Taxes. Except to the extent that such Originator is included in consolidated tax returns or reports filed by Meredith, such Originator will file all tax returns and reports required by law to be filed by it and will promptly pay all taxes and governmental charges at any time owing, except any such taxes which are not yet delinquent or are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books. Such Originator will also pay when due any taxes payable in connection with the Receivables originated by it, exclusive of taxes on or measured by income or gross receipts of Buyer and its assigns.

     (k) Insurance. Such Originator will maintain in effect, at such Originator's expense, such casualty and liability insurance as such Originator deems appropriate in its good faith business judgment. Such Originator will pay the premiums therefor. The foregoing requirements shall not be construed to negate, reduce or modify, and are in addition to, such Originator's obligations hereunder.


Section 4.2  Negative Covenants of Originators.

Until the date on which this Agreement terminates in accordance with its terms, each Originator hereby covenants that:

     (a) Name Change, Offices and Records. Such Originator will not (i) change its name (within the meaning of Section 9-507(c) of any applicable enactment of the UCC), identity, corporate structure or location of books and records unless, at least fifteen (15) Business Days prior to the effective date of any such name change, change in corporate structure or change in location of books and records, such Originator notifies Buyer thereof and delivers to Buyer (or its assigns) such financing statements (Forms UCC-1 and UCC-3) executed by such Originator (if required under applicable law) which Buyer (or its assigns) may reasonably request to reflect such name change, location change or change in corporate structure, together with such other documents and instruments that Buyer (or its assigns) may reasonably request in connection therewith and has taken all other steps to ensure that Buyer continues to have a first priority, perfected ownership or security interest in the Receivables originated by it, the Related Security related thereto and any Collections thereon, or (ii) change its jurisdiction of organization unless Buyer (or its assigns) shall have received from such Originator, prior to such change, (A) those items described in clause (i) hereof, and (B) if Buyer (or any of its assigns) shall so request, an opinion of counsel, in form and substance reasonably satisfactory to such Person, as to such organization and such Originator's valid existence and good standing and the perfection and priority of Buyer's ownership or security interest in the Receivables originated by such Originator and the Related Security and the Collections related thereto.

     (b) Change in Payment Instructions to Obligors. Such Originator will not add or terminate any bank as a Collection Bank, or make any change in the instructions to Obligors regarding payments to be made to any Lock-Box or Collection Account, , unless Buyer (or its assigns) shall have received, at least ten (10) days before the proposed effective date therefor, (i) written notice of such addition, termination or change and (ii) with respect to the addition of a Collection Bank or a Collection Account or Lock-Box, an executed Collection Account Agreement with respect to the new Collection Account or Lock-Box; provided, however, that such Originator may make changes in instructions to Obligors regarding payments if such new instructions require such Obligor to make payments to another existing Collection Account, provided further that such Originator may terminate Bank of America, N.A. as a Collection Bank and direct Obligors as contemplated in Section 4.1(i).

     (c) Modifications to Contracts and Credit and Collection Policy. Without the consent of Buyer (or its assigns), such Originator will not make any change to its Credit and Collection Policy that could materially adversely affect the collectibility of the Receivables originated or serviced by such Originator or decrease the credit quality of any such newly created Receivables. Except as otherwise permitted in its capacity as a permitted sub-Servicer pursuant to
Article VIII of the Purchase Agreement, such Originator will not extend, amend or otherwise modify the terms of any Receivable originated or serviced by it or any Contract related thereto other than in accordance with its Credit and Collection Policy.

     (d) Sales, Liens. Except pursuant to the Transaction Documents, such Originator will not sell, assign (by operation of law or otherwise) or otherwise dispose of, or grant any option with respect to, or create or suffer to exist any Adverse Claim upon (including, without limitation, the filing of any financing statement) or with respect to, any Receivable originated by it or the associated Related Security or Collections, or upon or with respect to any Contract under which any Receivable arises, or any Lock-Box or Collection Account, or assign any right to receive income with respect thereto (other than, in each case, the creation of the interests therein in favor of Buyer provided for herein), and such Originator will defend the right, title and interest of Buyer in, to and under any of the foregoing property, against all claims of third parties claiming through or under such Originator. Such Originator shall not create or suffer to exist any mortgage, pledge, security interest, encumbrance, lien, charge or other similar arrangement on any of its inventory.

     (e) Accounting for Purchase. Such Originator will not, and will not permit any Affiliate to, account for the transactions contemplated hereby in any manner other than as sales by such Originator to Buyer of Receivables originated by such Originator and the associated Collections and Related Security.


                                   ARTICLE V.
                                   ----------

                               TERMINATION EVENTS


Section 5.1  Termination Events.

The occurrence of any one or more of the following events shall constitute a Termination Event with respect to an Originator:

     (a) Such Originator or, from and after the time the Performance Undertaking has been delivered, Performance Guarantor shall fail (i) to make any payment or deposit required hereunder when due and such failure continues for two (2) Business Days, or (ii) to perform or observe any term, covenant or agreement hereunder (other than as referred to in clause (i) of this paragraph
(a)) or any other Transaction Document to which it is a party and such failure shall continue for five (5) consecutive Business Days after the earlier to occur of (A) the discovery of such failure by such Person or (B) notice of such failure from Buyer (or its assigns).

     (b) Any representation, warranty or certification made by such Originator or, from and after the time the Performance Undertaking has been delivered, Performance Guarantor in any Transaction Document or in any other document delivered pursuant thereto shall prove to have been incorrect in any material respect when made or deemed made and which is not corrected within 5 Business Days after the earlier to occur of (i) the discovery of such error by such Person or (ii) notice of such error from Buyer (or its assigns).

     (c) Failure of such Originator or, from and after the time the Performance Undertaking has been delivered, Performance Guarantor to pay any Indebtedness when due in excess of $25,000,000; or the default by such Originator or, from and after the time the Performance Undertaking has been delivered, Performance Guarantor in the performance of any term, provision or condition contained in any agreement under which any such Indebtedness was created or is governed, the effect of which is to cause, or to permit the holder or holders of such Indebtedness to cause, such Indebtedness to become due prior to its stated maturity; or any such Indebtedness of such Originator or, from and after the time the Performance Undertaking has been delivered, Performance Guarantor shall be declared to be due and payable or required to be prepaid (other than by a regularly scheduled payment) prior to the date of maturity thereof.

     (d) (i) Such Originator or, from and after the time the Performance Undertaking has been delivered, Performance Guarantor shall generally not pay its debts as such debts become due or shall admit in writing its inability to pay its debts generally or shall make a general assignment for the benefit of creditors; or (ii) any proceeding shall be instituted by such Originator or, from and after the time the Performance Undertaking has been delivered, Performance Guarantor seeking to adjudicate it bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee or other similar official for it or any substantial part of its property; or (iii) any proceeding shall be instituted and remain unstayed and undismissed in a court of appropriate jurisdiction for a period of 60 days against such Originator or, from and after the time the Performance Undertaking has been delivered, Performance Guarantor seeking to adjudicate it bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee or other similar official for it or any substantial part of its property; or (iv) such Originator or, from and after the time the Performance Undertaking has been delivered, Performance Guarantor shall take any corporate action to authorize any of the actions set forth in the foregoing clauses (i), (ii) or (iii) of this subsection (d).

     (e) A Change of Control shall occur with respect to such Originator or, from and after the time the Performance Undertaking has been delivered, Performance Guarantor.

     (f) One or more final judgments for the payment of money in an amount in excess of $25,000,000, individually or in the aggregate, shall be entered against such Originator or, from and after the time the Performance Undertaking has been delivered, Performance Guarantor on claims not covered by insurance or as to which the insurance carrier has denied its responsibility, and such judgment shall continue unsatisfied and in effect for thirty (30) consecutive days without a stay of execution.

     (g) Such Originator shall divest itself of a Material Business Unit without the prior written consent of Buyer and the Agent (as Buyer's assignee).

     (h) From and after the time, if any, when it is required to be delivered, the Performance Undertaking shall cease to be effective or to be the legally valid, binding and enforceable obligation of Performance Guarantor, or Performance Guarantor shall directly or indirectly contest in any manner such effectiveness, validity, binding nature or enforceability.

     (i) The occurrence of the Termination Date with respect to any other Originator that is a Material Originator.


Section 5.2  Remedies.

Upon the occurrence and during the continuation of a Termination Event with respect to any Originator, Buyer may take any of the following actions: (i) declare such Originator's Termination Date to have occurred, whereupon its Termination Date shall forthwith occur, without demand, protest or further notice of any kind, all of which are hereby expressly waived by such Originator; provided, however, that upon the occurrence of a Termination Event described in Section 5.1(d) with respect to any Originator, or of an actual or deemed entry of an order for relief under the Federal Bankruptcy Code, such Originator's Termination Date shall automatically occur, without demand, protest or any notice of any kind, all of which are hereby expressly waived by such Originator and (ii) to the fullest extent permitted by applicable law, declare that the Default Fee shall accrue with respect to any amounts then due and owing by such Originator to Buyer. The aforementioned rights and remedies shall be without limitation and shall be in addition to all other rights and remedies of Buyer and its assigns otherwise available under any other provision of this Agreement, by operation of law, at equity or otherwise, all of which are hereby expressly preserved, including, without limitation, all rights and remedies provided under the UCC, all of which rights shall be cumulative.

                                  ARTICLE VI.
                                  -----------

                               INDEMNIFICATION


Section 6.1  Indemnities by Originators.

Without limiting any other rights that Buyer may have hereunder or under applicable law, each Originator hereby agrees to indemnify (and pay upon demand to) Buyer and its assigns, officers, directors, agents and employees (each, an "Indemnified Party") from and against any and all damages, losses, claims, taxes, liabilities, costs, expenses and for all other amounts payable, including reasonable attorneys' fees (which attorneys may be employees of Buyer or any such assign) and disbursements (all of the foregoing being collectively referred to as "Indemnified Amounts") awarded against or incurred by any of them arising out of or as a result of this Agreement or the acquisition, either directly or indirectly, by Buyer of an interest in the Receivables originated by such Originator, excluding, however, in all of the foregoing cases:

     (a) Indemnified Amounts to the extent a final judgment of a court of competent jurisdiction holds that such Indemnified Amounts resulted from gross negligence or willful misconduct on the part of the Indemnified Party seeking indemnification;

     (b) Indemnified Amounts to the extent the same includes losses in respect of Receivables that are uncollectible on account of the insolvency, bankruptcy or lack of creditworthiness of the related Obligor; or

     (c) taxes imposed by the United States, the Indemnified Party's jurisdiction of organization (or, in the case of an individual, primary residence) or any other jurisdiction in which such Indemnified Party has established a taxable nexus other than in connection with the transactions contemplated hereby and by the Purchase Agreement on or measured by the overall net income of such Indemnified Party to the extent that the computation of such taxes is consistent with the Intended Characterization;

provided, however, that nothing contained in this sentence shall limit the liability of such Originator or limit the recourse of Buyer to such Originator for amounts otherwise specifically provided to be paid by such Originator under the terms of this Agreement. Without limiting the generality of the foregoing indemnification, but subject to the exclusions in clauses (a), (b) and (c) above, each Originator shall indemnify Buyer for Indemnified Amounts (including, without limitation, losses in respect of uncollectible Receivables, regardless of whether reimbursement therefor would constitute recourse to such Originator) relating to or resulting from:

          (i) any representation or warranty made by such Originator (or any of its officers) under or in connection with this Agreement, any other Transaction Document to which such Originator is a party or any other information or report delivered by any such Person pursuant hereto or thereto, which shall have been false or incorrect when made or deemed made;

          (ii) the failure by such Originator to comply with any applicable law, rule or regulation with respect to any Receivable originated by it, or any Contract related thereto, or the nonconformity of any such Receivable or Contract with any such applicable law, rule or regulation or any failure of an Originator to keep or perform any of its obligations, express or implied, with respect to any such Contract;

          (iii) any failure of such Originator to perform its duties, covenants or other obligations in accordance with the provisions of this Agreement or any other Transaction Document to which it is a party;

          (iv) any products liability, personal injury or damage suit, or other similar claim arising out of or in connection with goods that are the subject of any Contract or any Receivable originated by such Originator;

          (v) any dispute, claim, offset or defense (other than discharge in bankruptcy of the Obligor) of the Obligor to the payment of any Receivable originated by such Originator (including, without limitation, a defense based on such Receivable or the related Contract not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from the sale of goods or services related to such Receivable or the furnishing or failure to furnish such goods or services;

          (vi) the commingling of Collections of such Receivables at any time with other funds;

          (vii) any investigation, litigation or proceeding related to or arising from this Agreement or any other Transaction Document to which such Originator is a party, the transactions contemplated hereby, the use by such Originator of the proceeds of any purchase from it hereunder or any other investigation, litigation or proceeding relating to such Originator in which any Indemnified Party becomes involved as a result of any of the transactions contemplated hereby;

          (viii) any inability to litigate any claim against any Obligor in respect of any such Receivable as a result of such Obligor being immune from civil and commercial law and suit on the grounds of sovereignty or otherwise from any legal action, suit or proceeding;

          (ix) the occurrence of any event described in Section 5.1(d) with respect to such Originator or, from and after the time the Performance Undertaking has been delivered, Performance Guarantor;

          (x) any failure to vest and maintain vested in Buyer or its assigns, or to transfer to Buyer, legal and equitable title to, and a first priority perfected ownership interest in, the Receivables originated by such Originator and the associated Related Security and Collections, free and clear of any Adverse Claim (except as created by the Transaction Documents); and

          (xi) the failure to have filed, or any delay in filing, financing statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other applicable laws with respect to any such Receivable, the Related Security and Collections with respect thereto, and the proceeds of any thereof, whether at the time of sale to Buyer or at any subsequent time.
                                      - 23 -

If any Indemnified Amount arises out of a lawsuit or other adversarial proceeding, unless an Indemnified Party's business reputation is at issue, the applicable Originator shall be entitled to assume and control the defense thereof in its sole discretion using counsel approved by the applicable Indemnified Party (such approval not to be unreasonably withheld or delayed). If an Originator does assume the defense of a lawsuit or other adversarial proceeding pursuant to the preceding sentence, the applicable Indemnified Party may engage additional counsel only at such Indemnified Party's sole expense.


Section 6.2  Other Costs and Expenses.

In addition to the obligations of each Originator under Section 6.1, each Originator agrees to pay on demand:

     (a) all reasonable costs and expenses, including attorneys' fees, in connection with the enforcement against such Originator of this Agreement and the other Transaction Documents executed by such Originator; and

     (b) all stamp duties and other similar filing or recording taxes and fees payable or determined to be payable in connection with the execution, delivery, filing and recording of this Agreement or the other Transaction Documents executed by such Originator, and agrees to indemnify Indemnified Parties against any liabilities with respect to or resulting from any delay in paying or omission to pay such taxes and fees.


                                  ARTICLE VII.
                                  ------------

                                  MISCELLANEOUS


Section 7.1  Waivers and Amendments.

     (a) No failure or delay on the part of Buyer (or its assigns) in exercising any power, right or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or remedy preclude any other further exercise thereof or the exercise of any other power, right or remedy. The rights and remedies herein provided shall be cumulative and nonexclusive of any rights or remedies provided by law. Any waiver of this Agreement shall be effective only in the specific instance and for the specific purpose for which given.

     (b) No provision of this Agreement may be amended, supplemented, modified or waived except in writing signed by each Originator and Buyer and, to the extent required under the Purchase Agreement, the Agent and the Financial Institutions or the Required Financial Institutions.


Section 7.2  Notices.

All communications and notices provided for hereunder shall be in writing (including bank wire, telecopy or electronic facsimile transmission or similar writing) and shall be given to the other parties hereto at their respective addresses or telecopy numbers set forth on the signature pages hereof or at such other address or telecopy number as such Person may hereafter specify for the purpose of notice to each of the other parties hereto. Each such notice or other communication shall be effective (a) if given by telecopy, upon the receipt thereof, (b) if given by mail, three (3) Business Days after the time such communication is deposited in the mail with first class postage prepaid or
(c) if given by any other means, when received at the address specified in this
Section 7.2.


Section 7.3  Joinder and Termination of Originators; Lien Releases.

     (a) Subject to the approval of the Agent (such approval not to be unreasonably withheld or delayed), any wholly-owned domestic Subsidiary of Meredith may become an Originator hereunder by entering into a Joinder Agreement with Buyer. From and after the effective date of such Joinder Agreement, subject to the terms and conditions set forth therein, and upon the Agent's receipt of each other agreement, document, lien search report, financing statement, opinion and certificate requested by the Agent, such Subsidiary shall become a party hereto as an Originator, entitled to the rights and subject to the obligations of an Originator hereunder.

     (b) Any Originator may cease to be an Originator hereunder by delivering notice to Buyer pursuant to clause (v) of the definition of Termination Date and entering into a Termination Agreement with Buyer; provided however that if any such Originator is a Material Originator, the Termination Date shall occur with respect to all Originators; provided further, that only Originators of an aggregate of not more than 10% of the Receivables originated during the calendar year most recently ended prior to such termination may enter into Termination Agreements within any calendar year without the consent of the Buyer and the Agent (such consent may not be unreasonably withheld or delayed). From and after the effective date of each Termination Agreement and subject to the terms and conditions set forth therein, the applicable Originator shall no longer have the rights and obligations of an Originator hereunder; provided that from and after such date, the rights and remedies with respect to (i) any breach of any representation and warranty made by such Originator pursuant to
Article II and (ii) Sections 7.5 and 7.6 and the indemnification and payment provisions of Article VI shall, in any case, be continuing and shall survive the termination of such Originator's rights and obligations under this Agreement.

     (c) In the event that either (i) the Termination Date shall occur with respect to any Originator (other than in connection with the occurrence of a Termination Event) or (ii) any Originator shall divest, sell, swap or otherwise dispose of any business unit, division, group, magazine or television station and such event does not cause a Termination Event, the Buyer agrees to deliver, at such Originator's sole cost and expense, such releases, termination statements and other documents or instruments (including a letter giving such Originator authority to file such releases or termination statements) as such Originator may reasonably request to evidence the release of all security interests and liens of the Buyer and its assigns hereunder against such Originator's assets or the assets of such business unit, division, group, magazine or television station to the extent such assets are not owned by the Buyer.

Section 7.4  Protection of Ownership Interests of Buyer.

     (a) Each Originator agrees that from time to time, at its expense, it will promptly execute and deliver all instruments and documents, and take all actions, that may be necessary or desirable, or that Buyer (or its assigns) may reasonably request, to perfect, protect or more fully evidence the interest of Buyer hereunder and the Purchaser Interests, or to enable Buyer (or its assigns) to exercise and enforce its (or their) rights and remedies hereunder. At any time after the occurrence of an "Amortization Event" under and as defined in the Purchase Agreement, Buyer (or its assigns) may, at the applicable Originator's sole cost and expense, direct such Originator to notify the Obligors of Receivables originated or serviced by it of the ownership interests of Buyer under this Agreement and may also direct that payments of all amounts due or that become due under any or all Receivables be made directly to Buyer or its designee.

     (b) If an Originator fails to perform any of its obligations hereunder, Buyer (or its assigns) may (but shall not be required to) perform, or cause performance of, such obligation, and Buyer's (or such assigns') costs and expenses incurred in connection therewith shall be payable by such Originator as provided in Section 6.2. Each Originator irrevocably authorizes Buyer (and its assigns) at any time and from time to time in the sole discretion of Buyer (or its assigns), and appoints Buyer (and its assigns) as its attorney(ies)-in-fact, to act on behalf of such Originator (i) to execute on behalf of such Originator as debtor and to file financing statements necessary or desirable in Buyer's (or its assigns') sole discretion to perfect and to maintain the perfection and priority of the interest of Buyer in the Receivables and (ii) to file a carbon, photographic or other reproduction of this Agreement or any financing statement with respect to the Receivables as a financing statement in such offices as Buyer (or its assigns) in their sole discretion deem necessary or desirable to perfect and to maintain the perfection and priority of Buyer's interests in the Receivables. This appointment is coupled with an interest and is irrevocable.


Section 7.5  Confidentiality.

     (a) Each Originator shall maintain and shall cause each of its employees and officers to maintain the confidentiality of this Agreement and the other confidential or proprietary information with respect to the Agent and Conduit and their respective businesses obtained by it or them in connection with the structuring, negotiating and execution of the transactions contemplated herein, except that such Originator and its officers and employees may disclose such information to such Originator's external accountants and attorneys and as required by any applicable law (including, without limitation, applicable securities laws) or order of any judicial or administrative proceeding.

     (b) Anything herein to the contrary notwithstanding, each Originator hereby consents to the disclosure of any nonpublic information with respect to it (i) to Buyer, the Agent, the Financial Institutions or Conduit by each other, (ii) by Buyer, the Agent or the Purchasers to any prospective or actual assignee or participant of any of them and (iii) by the Agent to any rating agency, Commercial Paper dealer or provider of a surety, guaranty or credit or liquidity enhancement to Conduit or any entity organized for the purpose of purchasing, or making loans secured by, financial assets for which Bank One acts as the administrative agent and to any officers, directors, employees, outside accountants and attorneys of any of the foregoing, provided each such Person is advised of the confidential nature of such information and agrees (to the extent required under Regulation FD promulgated by the Securities and Exchange Commission from time to time pursuant to the Securities Act of 1933) to maintain the confidentiality thereof. In addition, the Purchasers and the Agent may disclose any such nonpublic information pursuant to any law, rule, regulation, direction, request or order of any judicial, administrative or regulatory authority or proceedings (whether or not having the force or effect of law).

     (c) Buyer shall maintain and shall cause each of its employees and officers to maintain the confidentiality of this Agreement and the other confidential or proprietary information with respect to each Originator, the Obligors and their respective businesses obtained by it in connection with the due diligence evaluations, structuring, negotiating and execution of the Transaction Documents, and the consummation of the transactions contemplated herein and any other activities of Buyer arising from or related to the transactions contemplated herein provided, however, that each of Buyer and its employees and officers shall be permitted to disclose such confidential or proprietary information: (i) to the Agent, the Purchasers and the other Originators, (ii) to any prospective or actual assignee or participant of the Agent or the other Purchasers who execute a confidentiality agreement for the benefit of the applicable Originator and Buyer on terms comparable to those required of Buyer hereunder with respect to such disclosed information, (iii) to any rating agency, provider of a surety, guaranty or credit or liquidity enhancement to Conduit, (iv) to any officers, directors, employees, outside accountants and attorneys of any of the foregoing, and (v) to the extent required pursuant to any applicable law (including, without limitation, applicable securities laws), rule, regulation, direction, request or order of any judicial, administrative or regulatory authority or proceedings with competent jurisdiction (whether or not having the force or effect of law) so long as such required disclosure is made under seal to the extent permitted by applicable law or by rule of court or other applicable body.


Section 7.6  Bankruptcy Petition.

     (a) Each Originator and Buyer each hereby covenants and agrees that, prior to the date that is one year and one day after the payment in full of all outstanding senior indebtedness of Conduit or any Financial Institution that is a special purpose bankruptcy remote entity, it will not institute against, or join any other Person in instituting against, Conduit or any such entity any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United States.

     (b) Each Originator covenants and agrees that, prior to the date that is one year and one day after the payment in full of all Aggregate Unpaids under the Purchase Agreement, it will not institute against, or join any other Person in instituting against, Buyer any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United States.

Section 7.7  CHOICE OF LAW.

THIS AGREEMENT SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AND NOT THE LAW OF CONFLICTS) OF THE STATE OF ILLINOIS.


Section 7.8  CONSENT TO JURISDICTION.

EACH ORIGINATOR HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR ILLINOIS STATE COURT SITTING IN CHICAGO, ILLINOIS IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY DOCUMENT EXECUTED BY SUCH ORIGINATOR PURSUANT TO THIS AGREEMENT, AND EACH ORIGINATOR HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF BUYER (OR ITS ASSIGNS) TO BRING PROCEEDINGS AGAINST AN ORIGINATOR IN THE COURTS OF ANY OTHER JURISDICTION. ANY JUDICIAL PROCEEDING BY AN ORIGINATOR AGAINST BUYER (OR ITS ASSIGNS) OR ANY AFFILIATE THEREOF INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT OR ANY DOCUMENT EXECUTED BY SUCH ORIGINATOR PURSUANT TO THIS AGREEMENT SHALL BE BROUGHT ONLY IN A COURT IN CHICAGO, ILLINOIS.


Section 7.9  WAIVER OF JURY TRIAL.

EACH PARTY HERETO HEREBY WAIVES TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT, ANY DOCUMENT EXECUTED BY AN ORIGINATOR PURSUANT TO THIS AGREEMENT OR THE RELATIONSHIP ESTABLISHED HEREUNDER OR THEREUNDER.


Section 7.10  Integration; Binding Effect; Survival of Terms.

     (a) This Agreement and each other Transaction Document contain the final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof superseding all prior oral or written understandings.

     (b) This Agreement shall be binding upon and inure to the benefit of the Originators, Buyer and their respective successors and permitted assigns (including any trustee in bankruptcy). No Originator may assign any of its rights and obligations hereunder or any interest herein without the prior written consent of Buyer. Buyer may assign at any time its rights and obligations hereunder and interests herein to any other Person without the consent of an Originator. This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms and shall remain in full force and effect until terminated in accordance with its terms; provided, however, that the rights and remedies with respect to (i) any breach of any representation and warranty made by an Originator pursuant to
Article II; (ii) the indemnification and payment provisions of Article VI; and
(iii) Section 7.5 shall be continuing and shall survive any termination of this Agreement.

Section 7.11  Counterparts; Severability; Section References.

This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which, taken together, shall constitute one and the same agreement. Any provisions of this Agreement which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Unless otherwise expressly indicated, all references herein to "Article," "Section," "Schedule" or "Exhibit" shall mean articles and sections of, and schedules and exhibits to, this Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their duly authorized officers as of the date hereof.



                                          MEREDITH CORPORATION

                                          By:  /s/  Thomas J. Ferree
                                          Name:  Thomas J. Ferree
                                          Title:  Corporate Controller

                                          Address:
                                          1716 Locust Street
                                          Des Moines, IA 50309-3023
                                          Attention:  Corporate Controller
                                          Facsimile:  (515) 284-3828
                                          Confirmation:  (515) 284-2781

                                          with a copy to:
                                          Meredith Corporation
                                          1716 Locust Street
                                          Des Moines, Iowa 50309-3023
                                          Attention:  General Counsel
                                          Facsimile:  (515) 284-3933
                                          Confirmation: (515) 284-3074



                                          MEREDITH FUNDING CORPORATION

                                          By:  /s/  Suku V. Radia
                                          Name:  Suku V. Radia
                                          Title:  President

                                          Address:
                                          1716 Locust Street
                                          Des Moines, IA 50309-3023
                                          Attention:  President
                                          Facsimile:  (515) 284-3828
                                          Confirmation:  (515) 284-3603

                                          with a copy to:
                                          Meredith Corporation
                                          1716 Locust Street
                                          Des Moines, Iowa 50309-3023
                                          Attention:  General Counsel
                                          Facsimile:  (515) 284-3933
                                          Confirmation: (515) 284-3074